UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 1, 2006
________________________

McDONALD'S CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

____________________________

One McDonald's Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)

60523
(Zip Code)
_______________________________

(630) 623-3000
(Registrant's Telephone Number, Including Area Code)

_______________________________

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously announced, McDonald’s Corporation (“McDonald’s”) is planning to dispose of its remaining interest in Chipotle Mexican Grill through a tax-free exchange of Chipotle shares for McDonald’s stock. In light of its contemplated repurchase of McDonald’s stock through the exchange offer, McDonald’s is today announcing that it was notified that three investment funds managed by Pershing Square Capital Management L.P. or its affiliates planned to file on or about August 15, 2006 necessary notifications under the Hart-Scott-Rodino Antitrust Improvements Act to acquire in excess of $793.8 million of McDonald's common stock. The prescribed "waiting periods" under the Act must expire or be terminated before these funds may increase their ownership level as specified in the notices received by McDonald's.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDonald's Corporation
(Registrant)

Date: September 1, 2006	By: /s/ Gloria Santona
Corporate Executive Vice President,
General Counsel and Secretary